Exhibit 21.1

SUBSIDIARIES OF AVOCENT CORPORATION

As of December 31, 2006

1.               Avct Pty Ltd., an Australia corporation

2.               Avocent Australia Pty Ltd., an Australia corporation

3.               Avocent California Corp., a California corporation

4.               Avocent Canada Holding Corp., a Delaware corporation

5.               Avocent China LTD, a Hong Kong corporation

6.               Avocent Deutschland GmbH, a German corporation

7.               Avocent do Brasil Informática S.A., a Brazil corporation

8.               Avocent France SARL, a France corporation

9.               Avocent Fremont, LLC, a California limited liability company

10.         Avocent GmbH, a German corporation

11.         Avocent Huntsville Corp., an Alabama corporation

12.         Avocent International, Ltd., an Ireland corporation

13.         Avocent Ireland Holdings Ltd., an Ireland corporation

14.         Avocent Netherlands B.V. a Netherlands corporation

15.         Avocent Nevada LLC, a Nevada limited liability company

16.         Avocent Redmond Corp., a Washington corporation

17.         Avocent Services Corporation, a Texas corporation

18.         Avocent Texas I, LLC, a Washington limited liability company

19.         Avocent Texas II, LLC, a Washington limited liability company

20.         Avocent Texas, L.P., a Texas limited partnership

21.         Avocent UK Ltd., an United Kingdom corporation

22.         Cyclades (Shanghai) International Trading Co., Ltd., a China corporation

23.         Cyclades England Limited, an United Kingdom corporation

24.         Cyclades France SARL, a France Corporation

25.         Cyclades Japan KK, a Japan corporation

26.         Cyclades Sweden AB, a Sweden corporation

27.         LANDesk (Beijing) Software Co. Ltd., a China corporation

28.         LANDesk Development, Inc, a Delaware corporation

29.         LANDesk Group Limited, an Ireland Corporation

30.         LANDesk Holdings, Inc., a Delaware corporation

31.         LANDesk Software B.V., a Netherlands corporation

32.         LANDesk Software De Mexico S. de R.L. de C.V., a Mexico corporation

33.         LANDesk Software GmbH, a German corporation

34.         LANDesk Software KK, a Japan corporation

35.         LANDesk Software Limited, an Ireland corporation

36.         LANDesk Software SARL, a France corporation

37.         LANDesk Software UK Ltd, an United Kingdom corporation

38.         LANDesk Software, Inc., a Delaware corporation

39.         LANDesk Software, Ltda, a Brazil corporation

40.         Nihon Avocent KK, a Japan corporation

41.         OSA Info (Shanghai) Co. LTD., a China corporation

42.         OSA Technologies, Inc., a Delaware corporation

43.         Sonic Mobility Corp., a Nova Scotia company